UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2008

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050000
(Zip code)

+7 (3272) 582 386
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On May 30, 2008 the Company finalized a Loan Agreement dated May 22, 2008, between the Company and Latimer Assets Inc. (the “Loan Agreement”). Pursuant to the terms of the Loan Agreement, the Company loaned to Latimer Assets Inc. (“Latimer”) $7,400,000. The loan is an interest-free loan. Repayment of the loan is due by March 1, 2009.

The loan is secured by the pledge of a cumulative 23% interest in a trilateral consortium established between Company subsidiary Kyzyl Kain Mamyt LLC (“KKM”), GRK Koitas LLC (“GRK”) and Asia-Invest Corporation LLC (“AI”) pursuant to a Pledge Agreement dated May 22, 2008 between the Company, KKM, GRK and AI (the “Pledge Agreement”). The 23% interest consists of 15% of GRK’s 40% interest in the consortium and 8% of AI’s 10% interest in the consortium.

The description of the Loan Agreement and the Pledge Agreement are only summaries of those agreements and are qualified in their entirety by reference to the terms of the Loan Agreement and the Pledge Agreement, copies of which will be filed with the Company’s next periodic report.

Other than in respect of the Loan Agreement there is no material relationship between the Company or any of its affiliates and Latimer. As noted above, the Company has a relationship with GRK and AI through KKM, as a result of the trilateral consortium. It is the Company’s understanding that Latimer owns substantial interests in GRK and AI.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: June 5, 2008	By: /s/ Yermek Kudabayev
Yermek Kudabayev, Chief Executive Officer